STATE OF NEW YORK
OFFICE OF THE ATTORNEY GENERAL
CERTIFICATE OF NO FURTHER APPEAL No. 25553

STATE OF NEW YORK
COURT OF CLAIMS

GYRODYNE COMPANY OF AMERICA, INC.,

Claimant,

- against -

THE STATE OF NEW YORK,

Defendant.

Claim No. 112279

I, the undersigned Attorney General of the State of New York, do hereby certify that no further appeal has been or will be taken by the State of New York from the judgments of the Court of Claims dated August 17, 2010, and February 9, 2011.

Dated: New York, New York
June 19, 2012

ERIC T. SCHNEIDERMAN
Attorney General

by ______________________
RICHARD DEARING
Deputy Solicitor General

NOTE: Pursuant to Court of Claims Act § 20, in order to receive payment, you are required to file this original certificate with the State Comptroller, together with a certified copy of the judgment.

STATE OF NEW YORK
OFFICE OF THE ATTORNEY GENERAL

ERIC T. SCHNEIDERMAN
ATTORNEY GENERAL

BARBARA D. UNDERWOOD
SOLICITOR GENERAL

June 20, 2012

By certified mail, return receipt requested
Joseph L. Clasen
Robinson & Cole LLP
1055 Washington Boulevard
Stamford, CT 06901-2249

Re: *Gyrodyne Company of America v. State*, Claim No. 112279

Dear Mr. Clasen:

As requested, I am enclosing an original certificate of no further appeal in this matter.

Best regards,

RICHARD DEARING
Deputy Solicitor General
richard.dearing@ag.ny.gov
(212) 416-6685

Enc.